SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 3, 2002

INTERCEPT, INC.
(Exact Name of Registrant as Specified in its Charter)

Georgia	01-14213	58-2237359
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

3150 Holcomb Bridge Road, Suite 200, Norcross, Georgia 30071
(Address of Principal Executive Offices) (Zip Code)

(770) 248-9600
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Item	7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits.

99.1    Press release dated October 3, 2002.

99.2    Letter of Intent between InterCept, Inc. and Sovereign Bank dated October 3, 2002.*

*
Confidential treatment has been requested for certain portions of this exhibit pursuant to Rule 24(b)(2), and accordingly, those portions have been omitted from this exhibit and filed separately with the Securities and Exchange Commission.

Item	9. Regulation FD Disclosure.

On October 3, 2002, InterCept, Inc. (Nasdaq: ICPT) issued a press release announcing a letter of intent between InterCept and Sovereign Bank. As detailed in the letter of intent, InterCept anticipates entering into a definitive agreement to provide certain processing services to Sovereign Bank. InterCept has requested confidential treatment of certain pricing and termination fees detailed in the letter of intent. The full text of the press release is set forth in Exhibit 99.1. The full text of the letter of intent, other than the confidential pricing and termination fees, is set forth in Exhibit 99.2. These exhibits are not filed but are furnished pursuant to Regulation FD.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 10, 2002	INTERCEPT, INC. By: /s/ Scott R. Meyerhoff Scott R. Meyerhoff Chief Financial Officer

2

EXHIBIT INDEX

Exhibit

99.1	Press release dated October 3, 2002.

99.2	Letter of Intent between InterCept, Inc. and Sovereign Bank dated October 3, 2002.*

*
Confidential treatment has been requested for certain portions of this exhibit pursuant to Rule 24(b)(2), and accordingly, those portions have been omitted from this exhibit and filed separately with the Securities and Exchange Commission.